EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Royce Diener and Geoffrey Alison, hereby jointly certify as Follows:

a. They are the Chief Executive Officer and the Chief Financial Officer, Respectively, of Intrac, Inc. (the “Company”);

b. To the best of their knowledge, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

c. To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.

By:	/s/ ROYCE DIENER

Royce Diener President and Chief Executive Officer
Date:	January 28, 2004

By:	/s/ GEOFFREY ALISON

Geoffrey Alison Chief Financial Officer
Date:	January 28, 2004